Exhibit 10.14

FIRST AMENDMENT TO
SERVICES AGREEMENT

THIS FIRST AMENDMENT to Services Agreement (the “Amendment”), is made as of September 9, 2010, by and between Arno Therapeutics, Inc., a Delaware corporation (“Arno”), and Two River Consulting, LLC, a Delaware limited liability company (“Consultant”).  Arno and Consultant may each be referred to hereinafter as a “Party” or, collectively, as the “Parties.”

WHEREAS, the Parties entered into that certain Services Agreement dated June 1, 2009 (the “Agreement”) relating to the engagement of Consultant by Arno to perform various services as described in the Agreement (the “Services”); and

WHEREAS, the Parties desire to amend the Agreement in order to: (i) amend the Term of the Agreement such that the Term shall expire on April 1, 2011, (ii) limit the scope of the Services to be provided by Consultant under the Agreement to such Services as may be approved or modified by Arno from time to time, and (iii) provide for a non-solicitation provision pursuant to which Consultant shall agree to refrain from soliciting or inducing any employee of Arno to leave the employ of Arno and from soliciting customers of Arno during the Term and for a period of one (1) year thereafter.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1.           The Term of the Agreement shall terminate on April 1, 2011, unless such Term is otherwise extended by the mutual written agreement of the Parties, provided however, that any such agreement to extend the Term must be approved by the affirmative vote of the Board of Directors of Arno (the “Board”), which vote shall include the affirmative votes of all three Investor Directors (as such term is defined in that certain Securities Purchase and Registration Rights Agreement dated September 3, 2010, by and among Arno and the purchasers identified therein).

2.           Notwithstanding anything to the contrary in the Agreement, the Services to be provided pursuant to the Agreement are hereinafter limited to such Services as the Board approves in writing, from time to time, with such approval to include the affirmative votes of all three Investor Directors.  In the event that the Board limits the scope of Services to be provided by Consultant under the Agreement, a corresponding adjustment mutually agreed upon by the Parties shall be made to the Compensation paid to Consultant thereunder.

3.           During the Term and for a period of one year thereafter, Consultant, without the prior written approval from the Board, including the affirmative votes of all three Investor Directors, shall not, directly or indirectly:

(a)           solicit or induce any employee of Arno or any of its subsidiaries to leave the employ of Arno or such subsidiaries; or

(b)           solicit the business of any customer of Arno or any of its subsidiaries with respect to products or services similar to or competitive with those provided or supplied by Arno or any of its subsidiaries.

4.           Notwithstanding paragraph 3(b) above, nothing contained herein shall restrict Consultant’s ability to work with or solicit the business of any of the clinical trial centers and CROs, clinical study sites, laboratories, investigators, consultants, or other clinical trial vendors that perform services for Arno.

5.           All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.  Except as amended or modified by this Amendment, the Parties hereby confirm that all other terms and provisions of the Agreement shall remain in full force and effect.  This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ARNO THERAPEUTICS, INC.		TWO RIVER CONSULTING, LLC

By:	/s/ David M. Tanen	By:	/s/ Scott Navins
	David M. Tanen	Name: Scott Navins
	President	Title: Vice President – Finance